UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2017

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2017, Repros Therapeutics Inc. (the “Company”) received written notification from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s continued non-compliance with the minimum stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Marketplace Rule 5550(b)(2) (the “Stockholders’ Equity Rule”), the Staff had determined to delist the Company’s securities from Nasdaq (the “Staff Determination”) unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company will have until November 15, 2017 to request a hearing.

The Company intends to timely request a hearing before the Panel, which request will stay any suspension or delisting action by Nasdaq at least until the hearing process concludes and any extension granted by the Panel expires. At the hearing, the Company plans to present its plan to evidence compliance with the Stockholders’ Equity Rule, and request an extension of time within which to do so.

The Notice has no effect on the listing of the Company’s common stock at this time and the Company’s common stock will continue to trade on the NASDAQ Capital Market under the symbol “RPRX.”

As previously disclosed by the Company, on June 14, 2017, the Staff notified the Company that the closing bid price of the Company’s common stock had, for 30 consecutive business days preceding the date of such notice, been below the $1.00 per share minimum required for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Rule”). In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until December 11, 2017 to regain compliance.

If by December 11, 2017 the Company cannot demonstrate compliance with the Minimum Bid Price Rule, the Company may be eligible for additional time. To qualify, the Staff will determine whether or not the Company meets The NASDAQ Capital Market initial listing criteria set forth in NASDAQ Marketplace Rule 5550, except for the Minimum Bid Price Rule. If the Company is not in compliance with the Stockholders’ Equity Rule, it does not expect to be eligible for an additional 180 day extension to meet the Minimum Bid Price Rule. At that time, the Staff may provide additional written notice that the Company’s securities will be subject to delisting. At that time, the Company may appeal the Staff’s determination to delist its securities to the Panel.

There can be no assurances that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance with all applicable requirements for continued listing on The NASDAQ Capital Market within any extension of time that may be granted by the Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Kathi Anderson
Kathi Anderson
CFO

Dated: November 13, 2017